EXHIBIT 99.1

                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                         Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                 Contact:  Robert E. Synowicki, Jr.
---------------------                                    (402) 894-3000


              WERNER ENTERPRISES REPORTS RECORD THIRD QUARTER
                     OPERATING REVENUES AND EARNINGS


Omaha, Nebraska, October 14, 1998:
---------------------------------
       Werner Enterprises, Inc. (Werner), a nationwide truckload transportation company, today reported record operating revenues and earnings for the third quarter ended September 30, 1998. Operating revenues rose to $219.7 million compared to $200.2 million in the third quarter of 1997. Net income grew to $15.9 million ($.33 per diluted share) in third quarter 1998 compared to $14.2 million (.30 per diluted share) in third quarter 1997.

     "We successfully attracted and retained drivers to expand our fleet by 275 trucks during the quarter. A majority of our fleet growth occurred during the latter part of the third quarter. That growth, combined with strong demand for our services and lower fuel costs, contributed to another solid quarter for Werner Enterprises," said C.L. Werner, Chairman and Chief Executive Officer. Werner ended third quarter 1998 with a fleet of 5,925 trucks.

      For the fourth consecutive quarter, the Company lowered its operating ratio (operating expenses divided by operating revenues) in the quarter compared to the same quarter a year ago. The third quarter 1998 operating ratio was 87.9% compared to 88.5% in third quarter 1997.

      Since July of this year, the Company has purchased 592,600 shares of its common stock on the open market. Including purchases made in the fourth quarter 1997, the Company has purchased 750,725 shares of its common stock pursuant to the board of directors authorization of 2,500,000 shares.

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

                                       INCOME STATEMENT DATA
                                            (Unaudited)
                                           (In thousands)

                             Quarter       % of      Quarter       % of
                              Ended      Operating    Ended      Operating
                             9/30/98     Revenues    9/30/97     Revenues
                             --------    ---------  ---------    ---------
Operating revenues           $219,715       100.0    $200,237       100.0
                             ---------     -------   ---------     -------
Operating expenses:
   Salaries, wages and
     benefits                  83,421        37.9      71,326        35.6
   Fuel                        13,766         6.2      16,060         8.0
   Supplies and maintenance    18,436         8.4      16,588         8.3
   Taxes and licenses          17,075         7.8      14,511         7.2
   Insurance and claims         5,523         2.5       4,994         2.5
   Depreciation                20,604         9.4      18,338         9.2
   Rent and purchased
     transportation            34,278        15.6      35,399        17.7
   Communications and
     utilities                  2,814         1.3       2,123         1.1
   Other                       (2,701)       (1.2)     (2,129)       (1.1)
                             ---------     -------   ---------     -------
    Total operating expenses  193,216        87.9     177,210        88.5
                             ---------     -------   ---------     -------
Operating income               26,499        12.1      23,027        11.5
                             ---------     -------   ---------     -------
Other expense (income):
   Interest expense             1,242         0.6         926         0.5
   Interest income               (446)       (0.2)       (385)       (0.2)
   Other                           33         0.0          24         0.0
                             ---------     -------   ---------     -------
      Total other expense         829         0.4         565         0.3
                             ---------     -------   ---------     -------
Income before income taxes     25,670        11.7      22,462        11.2
Income taxes                    9,755         4.5       8,263         4.1
                             ---------     -------   ---------     -------
Net income                   $ 15,915         7.2    $ 14,199         7.1
                             =========     =======   =========     =======
Average common shares
  outstanding                  47,658                  47,876
                             =========               =========
Earnings per share               $.33                    $.30
                             =========               =========

Diluted shares outstanding     47,846                  48,125
                             =========               =========
Diluted earnings per share       $.33                    $.30
                             =========               =========

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


                               Nine                    Nine
                              Months        % of      Months        % of
                               Ended      Operating    Ended      Operating
                              9/30/98     Revenues    9/30/97     Revenues
                             ---------    --------   ---------    --------
Operating revenues           $631,100       100.0    $565,921       100.0
                             ---------     -------   ---------     -------
Operating expenses:
   Salaries, wages and
     benefits                 237,403        37.6     205,234        36.3
   Fuel                        42,662         6.8      50,044         8.8
   Supplies and maintenance    53,159         8.4      47,081         8.3
   Taxes and licenses          49,606         7.9      42,438         7.5
   Insurance and claims        18,146         2.9      16,245         2.9
   Depreciation                60,435         9.6      53,562         9.5
   Rent and purchased
     transportation           100,470        15.9      96,051        17.0
   Communications and
     utilities                  7,922         1.2       6,244         1.1
   Other                       (8,387)       (1.3)     (5,507)       (1.0)
                             ---------     -------   ---------     -------
    Total operating expenses  561,416        89.0     511,392        90.4
                             ---------     -------   ---------     -------
Operating income               69,684        11.0      54,529         9.6
                             ---------     -------   ---------     -------
Other expense (income):
   Interest expense             3,486         0.5       1,961         0.4
   Interest income             (1,296)       (0.2)     (1,099)       (0.2)
   Other                           74         0.0          89         0.0
                             ---------     -------   ---------     -------
      Total other expense       2,264         0.3         951         0.2
                             ---------     -------   ---------     -------
Income before income taxes     67,420        10.7      53,578         9.4
Income taxes                   25,620         4.1      19,398         3.4
                             ---------     -------   ---------     -------
Net income                   $ 41,800         6.6    $ 34,180         6.0
                             =========     =======   =========     =======
Average common shares
  outstanding                  47,786                  47,698
                             =========               =========
Earnings per share               $.87                    $.72
                             =========               =========

Diluted shares outstanding     48,055                  47,895
                             =========               =========
Diluted earnings per share       $.87                    $.71
                             =========               =========

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

                                   BALANCE SHEET DATA
                                       (Unaudited)
                                     (In thousands)

                              As of                   As of
                             9/30/98                12/31/97
                             --------               ---------
Current assets               $138,325                $145,792

Total assets                  722,093                 667,638

Current liabilities            82,794                  91,791

Long-term debt                 80,000                  60,000

Stockholders' equity          428,171                 395,118


       Werner Enterprises is a full-service transportation company providing truckload and other transportation services throughout the 48 states, portions of Canada and Mexico. The Company was founded in 1956 by C.L. Werner. Werner is one of the nation's five largest truckload carriers with a fleet of 5,925 trucks and 15,770 trailers.

      Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com.
   --------------
      Note: This press release may contain forward-looking statements which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.